Exhibit 99.1

AGREEMENT REGARDING THE JOINT FILING OF SCHEDULE 13G

The persons below hereby agree that the Schedule 13G to which this agreement is attached as an exhibit, as well as all future amendments to such Schedule 13G, shall be filed on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934.

Date: April 29, 2022	SEDCO Capital Cayman Limited

/s/ Samer Shaaban
Name: Samer Shaaban
Title: Director

SC Venus US Limited

/s/ Eisa Matouk Abdulatie
Name: Eisa Matouk Abdulatie
Title: Director

SC Venus Opportunities Limited

/s/ Eisa Matouk Abdulatie
Name: Eisa Matouk Abdulatie
Title: Director

SEDCO Capital Global Funds – SC Private Equity Global Fund IV

/s/ Valerio Salvati
Name: Valerio Salvati
Title: Director

Saudi Economic and Development Securities Company

/s/ Valerio Salvati
Name: Valerio Salvati
Title: Director